UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 18, 2019

MARTEN TRANSPORT, LTD.

(Exact name of registrant as specified in its charter)

Delaware	0-15010	39-1140809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

129 Marten Street Mondovi, Wisconsin	54755
(Address of principal executive offices)	(Zip Code)

(715) 926-4216

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
COMMON STOCK, PAR VALUE	MRTN	THE NASDAQ STOCK MARKET LLC
$.01 PER SHARE		(NASDAQ GLOBAL SELECT MARKET)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of New Director

On December 18, 2019, the company’s board of directors elected Kathleen (Kitty) P. Iverson as an independent director of the company. Ms. Iverson’s initial term will begin at the next scheduled meeting of the board of directors, which is expected to be in March 2020. Board committee assignments for Ms. Iverson will be determined at the next meeting of the board of directors and, based on her experience, she is currently qualified to sit on any of the Board’s committees.

Kathleen P. Iverson currently serves on the board of directors of Nortech Systems Incorporated, an electronic manufacturing services company listed on the NASDAQ Capital Market exchange, where she serves as the chair of the audit committee and as a member of the compensation committee and the governance and nominating committee. She previously served on the board of directors of MOCON, Inc. and Speed Commerce Inc. and as President, CEO and Chairman of the Board of CyberOptics Corporation, a designer and manufacturer of optical process control sensors and measurement inspection systems used in the electronic assembly and semiconductor industries.

Pursuant to the company’s amended and restated certificate of incorporation and bylaws, the company’s board of directors has the power to fill vacancies on the board by the affirmative vote of a majority of the directors serving at the time of the increase. On August 30, 2019, Mr. G. Larry Owens retired from the company’s board of directors creating a vacancy. The company’s board of directors elected Kathleen P. Iverson as a new director to fill that vacancy. There is no arrangement or understanding between Ms. Iverson and any other persons pursuant to which Ms. Iverson was selected as a director of the company. Ms. Iverson does not have any direct or indirect material interest in any existing or currently proposed transaction to which the company is or may become a party.

As a non-employee director, Kathleen P. Iverson will be paid an annual board retainer of $34,000. The company generally pays non-employee directors a fee of $1,500 for each board meeting attended, $750 for each committee meeting attended, and reimburses them for out-of-pocket expenses of attending meetings. In addition, Ms. Iverson will be eligible to receive an automatic grant of 1,500 shares of common stock annually upon re-election to the board by the stockholders, beginning with the 2020 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MARTEN TRANSPORT, LTD.

Dated: December 23, 2019	By	/s/ James J. Hinnendael
James J. Hinnendael
Its: Executive Vice President and
Chief Financial Officer